Emergent Capital, Inc. Announces First Quarter 2016 Results

Boca Raton, Fla., May 9, 2016 – Emergent Capital, Inc. (NYSE: EMG) ("Emergent " or the "Company"), today announced its financial results for the three month period ended March 31, 2016.
Three Months Ended March 31, 2016
Total income from continuing operations was $8.5 million for the three month period ended March 31, 2016 compared to income from continuing operations of $13.0 million for the same period in 2015. This decrease was primarily due to a $3.4 million reduction in realized gains from policy maturities.
The following table provides a summary of the components of income from the Company's life settlements.

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Change in estimated probabilistic cash flows	$18,828,990	$21,093,601
Premiums paid during period	(16,653,465)	(15,528,155)
Change in life expectancy evaluation	(2,066,712)	(11,092,090)
Change in discount rates	—	3,332,671
Unrealized gain on acquisitions	—	3,420,895
Realized gain on maturities	8,278,763	11,685,383
Change in fair value of life settlements	$8,387,576	$12,912,305

Total expenses from continuing operations were $15.9 million for the three month period ended March 31, 2016 compared to $19.1 million for the same period in 2015. The decrease was primarily related to a reduction of $1.9 million in legal expenses and $680,000 in professional fees. The decrease in legal fees was primarily related to the USAO Investigation that concluded on December 31, 2015.
The Company reported a net loss from continuing operations of $7.4 million, or $(0.27) per diluted share for the three month period ended March 31, 2016, compared to a net loss of $4.2 million, or $(0.19) per diluted share for the same period in 2015. The net loss for the three month period ended March 31, 2015 includes an income tax benefit of approximately $1.9 million. There was no tax benefit included in the net loss for the three month period ended March 31, 2016.

Life Settlements Portfolio Highlights
On March 31, 2016, the estimated fair value of the Company’s 626 life insurance policies was $475.4 million compared to $461.9 million for 632 life insurance policies on December 31, 2015. The weighted average discount rate was 16.92% on March 31, 2016 compared to 17.02% on December 31, 2015. The aggregate face value of the Company's portfolio of life insurance policies was approximately $3.0 billion on March 31, 2016. During the quarter, six life insurance policies that served as collateral under the revolving credit facilities matured totaling $13.0 million.
Antony Mitchell, Chief Executive Officer of Emergent, commented: “We remain keenly focused on reducing our cash expenses going forward. In the first quarter we benefited from lower operating expenses, excluding interest and other related financing costs, which resulted in a $2.9 million, or 34%, reduction year over year.” Mr. Mitchell continued, "Looking ahead, we expect cash costs to decline further while we look for opportunities to maximize value from our maturing portfolio."
As of March 31, 2016 the Company had cash and cash equivalents of $47.9 million and a Book Value per share of $7.74.

Conference Call
The Company will be hosting a conference call today at 4:30pm ET. To join the call, please dial toll free (855) 656-0929, or from outside the U.S. (412) 317-6021. The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.emergentcapital.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software
.
About Emergent Capital, Inc.
Emergent Capital (NYSE: EMG) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:
David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	8,388	12,912
Other income	66	68
Total income (loss)	8,454	12,980
Expenses
Interest expense	6,050	6,278
Change in fair value of Revolving Credit Facilities	4,097	4,139
Personnel costs	1,557	1,728
Legal fees	1,818	3,761
Professional fees	1,643	2,323
Insurance	244	346
Other selling, general and administrative expenses	490	507
Total expenses	15,899	19,082
Income (loss) from continuing operations before income taxes	(7,445)	(6,102)
Benefit for income taxes	—	1,937
Net income (loss) from continuing operations	$(7,445)	$(4,165)
Discontinued Operations:
Income (loss) from discontinued operations	(68)	(256)
Benefit for income taxes	—	99
Net income (loss) from discontinued operations	(68)	(157)
Net income (loss)	$(7,513)	$(4,322)
Basic and diluted income (loss) per share:
Continuing operations	$(0.27)	$(0.19)
Discontinued operations	$—	$(0.01)
Net income (loss) from continuing operations	$(0.27)	$(0.20)
Weighted average shares outstanding:
Basic and Diluted	27,481,249	21,361,930

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$32,450	$12,946
Cash and cash equivalents (VIE)	15,446	7,395
Certificate of deposit	2,502	2,501
Prepaid expenses and other assets	1,687	1,017
Deposits - other	1,347	1,347
Deposits - other (VIE)	150	—
Deposits on purchases of life settlements	31	—
Life settlements, at estimated fair value	14,490	11,946
Life settlements, at estimated fair value (VIE)	460,870	449,979
Receivable for maturity of life settlements (VIE)	15,588	18,223
Fixed assets, net	302	322
Investment in affiliates	2,384	2,384
Total assets	$547,247	$508,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$4,479	$3,051
Accounts payable and accrued expenses (VIE)	436	419
Other liabilities	1,732	360
Interest payable - Convertible Notes	768	2,272
Convertible Notes, net of discount and deferred debt costs	57,673	56,812
Interest payable - Senior Secured Notes	215	—
Senior Secured Notes, net of discount and deferred debt costs	29,069	—
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	182,311	169,131
Red Falcon Revolving Credit Facility, at estimated fair value (VIE)	57,660	55,658
Total liabilities	334,343	287,703
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 28,130,508 issued and 27,522,508 outstanding as of March 31, 2016 and December 31, 2015)	281	281
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2016 and December 31, 2015)	—	—
Treasury Stock, net of cost (608,000 shares as of March 31, 2016 and December 31, 2015)	(2,534)	(2,534)
Additional paid-in-capital	305,510	305,450
Accumulated deficit	(90,353)	(82,840)
Total stockholders’ equity	212,904	220,357
Total liabilities and stockholders’ equity	$547,247	$508,060
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended March 31,
	2016	2015
Period Acquisitions — Policies Owned
Number of policies acquired	—	30
Average age of insured at acquisition	—	86.0
Average life expectancy — Calculated LE (Years)	—	5.0
Average death benefit	$—	$2,798
Aggregate purchase price	$—	$25,411
End of Period — Policies Owned
Number of policies owned	626	632
Average Life Expectancy — Calculated LE (Years)	9.7	10.4
Aggregate Death Benefit	$2,969,670	$3,001,987
Aggregate fair value	$475,360	$429,550
Monthly premium — average per policy	$9.6	$8.2
Period Maturities
Number of policies matured	6	5
Average age of insured at maturity	85	83
Average life expectancy - Calculated LE (Years)	5.5	9.8
Aggregate death benefit	$12,980	$13,188
Gains on maturity	$8,279	$11,685
Proceeds collected	$15,480	$13,000

Company Contact:

David Sasso
Emergent Capital, Inc.
Senior Vice President, Corporate Development & Investor Relations
561.995.4300
IR@emergentcapital.com
www.emergentcapital.com